Exhibit 10.2

CONTRIBUTION AGREEMENT

dated as of January 17, 2007
between

Shree Associates, Kunj Associates, Devi Associates,
Shanti III Associates, Trust FBO Jay H. Shah under The Hasu
And Hersha Shah 2004 Trust dated August 18, 2004,
Trust FBO Neil H. Shah under The Hasu and Hersha Shah
2004 Trust dated August 18, 2004, and David L. Desfor

as Contributors,

and

HERSHA HOSPITALITY LIMITED PARTNERSHIP

as Acquiror

IN CONNECTION WITH THE CONTRIBUTION AND ACQUISITION
OF LLC INTERESTS IN H. METRO DELAWARE, LLC

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”), dated this 17th day of January, 2007, between [Shree Associates, Kunj Associates, Devi Associates, Shanti III Associates, Trust FBO Jay H. Shah under The Hasu And Hersha Shah 2004 Trust dated August 18, 2004, Trust FBO Neil H. Shah under The Hasu and Hersha Shah 2004 Trust dated August 18, 2004, and David L. Desfor, (the “Contributors”), AND HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Acquiror” or “HHLP”) and provides:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

1.1	Definitions. The following terms shall have the indicated meanings:

"Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

“Assignment and Assumption Agreements” shall mean those certain assignment and assumption agreements whereby the Contributors assign and HHLP assumes the Interests.

"Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

"Closing" shall mean the closing of the contribution and acquisition of the Interests pursuant to this Agreement.

"Closing Date" shall mean the date on which the Closing occurs.

“Consideration” shall mean Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000.00) payable to the Contributors at Closing in the manner described in Article II.

“Continuing Liabilities” shall include liabilities arising under operating agreements, equipment leases, loan agreements, or proration credits at Closing, but shall exclude any liabilities arising from any other arrangement, agreement or pending litigation.

"FIRPTA Certificates" shall mean the affidavit of each of the Contributors under Section 1445 of the Internal Revenue Code certifying that such Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to the Acquiror.

"Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

"Hotel" shall mean the hotel and related amenities located on the Land.

“Interest” shall mean all right, title and interest of a Contributor in the LLC.

"Insurance Policies" shall mean those certain policies of insurance described on Exhibit C attached hereto.

“Interests” shall mean all right, title and interest of all of the Contributors in the LLC.

"Inventory" shall mean all "inventories of merchandise" and "inventories of supplies", as such terms are defined in the Uniform System of Accounts for Hotels [9th Revised Edition] as published by the Hotel Association of New York City, Inc., as revised, and similar consumable supplies.

"Land" shall mean that certain parcel of real estate lying and being at, more commonly known as the, as more particularly described on Exhibit A attached hereto.

"Lease" shall mean that certain lease of real property attached hereto as Exhibit D.

"LLC" shall mean H. METRO DELAWARE, LLC, a Delaware limited liability company.

"Operating Agreements" shall mean the management agreements, service contracts, supply contracts, leases (other than the Leases) and other agreements, if any, in effect with respect to Furniture, Fixture, and Equipment existing at the Hotel. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit E attached hereto.

“Organizational Documents” shall mean the current operating agreement and certificate of organization of the LLC, true and correct copies of which are attached hereto as Exhibit F.

"Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to the Acquiror.

"Property" shall mean collectively the Inventory, the Tangible Personal Property, and the Intangible Personal Property.

"Tangible Personal Property" shall mean the items of tangible personal Property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Hotel, and all furniture, furnishings, equipment, machinery, and other personal property of every kind located on or used in the operation of the Hotel and owned by the LLC.

1.2    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

(a)    Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

(b)    All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

(c)    The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d)    Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

ARTICLE II
CONTRIBUTION OF INTERESTS IN EXCHANGE FOR PARTNERSHIP INTERESTS IN HHLP

2.1    Contribution. Each of the Contributors agrees to contribute, assign and transfer its respective Interest to HHLP, and HHLP agrees to accept each Contributor’s Interest in exchange for units of HHLP, all on the terms and conditions set forth herein.

2.2    Value of Interests. The total value of all Interests of the Contributors is Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000.00). If consideration is paid in limited partnership units, the price of the limited partnership units will be determined by utilizing the five day volume weighted average closing price for Priority Class A Common Stock of Hersha Hospitality Trust as of the Closing Date.

2.3    Effect of Contributions. Upon completion of the capital contributions contemplated by this Agreement:

(a)    The Contributors will own units in HHLP with a total value of $7,750,000.00 in the percentages as set forth in detail in Exhibit “B” attached hereto and made a part hereof by this reference.

(b)    HHLP shall beneficially own the Interests, free and clear of any encumbrance, pledge or any other third party interests.

(c)    HHLP shall have assumed and be responsible for the Continuing Liabilities.

The parties agree that the transfer of the Interests to HHLP pursuant to this Agreement shall be treated for federal income tax purposes as a contribution of such Interests solely in exchange for partnership interests in HHLP that qualifies as a tax-free contribution under Section 721 of the Internal Revenue Code of 1986, as amended.

ARTICLE III
CONTRIBUTORS’ REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce the Acquiror to enter into this Agreement and to acquire the Interests, the Contributors hereby make the following representations, warranties and covenants on a joint and several basis, upon each of which the Contributors acknowledge and agree that the Acquiror is entitled to rely and has relied:

3.1    Organization and Power. The Contributors are each individuals residing in the United States of America, and the Corporate Contributor is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and have all requisite powers and all governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of the Contributors hereunder, to perform their obligations under this Agreement and any such other documents or instruments and to consummate the transactions contemplated hereby.

3.2	Authorization, No Violations and Notices.

(a)    The execution, delivery and performance of this Agreement by the Contributors, and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Contributors, and the shareholders of the Corporate Contributor, to the extent required by their organizational documents and applicable law. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed by or on behalf of each Contributor and is a valid and binding obligation enforceable against them in accordance with its terms.

(b)    Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:

(i)    violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, which, with or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the LLC, under any of the terms, conditions, or provisions of, its Operating Agreement, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument, or obligation to which the LLC is a party, or by which the LLC may be bound, or to which the LLC or its properties or assets may be subject; or

(ii)    violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the LLC or its property or assets that would not be violated by the execution, delivery or performance of this Agreement or the transactions contemplated hereby by the Contributors or compliance by the Contributors with any of the provisions hereof.

3.3    Litigation with respect to Contributors. There is no action, suit, claim or proceeding pending or, to the Contributors’ knowledge, threatened against or affecting the Contributors or their assets in any court, before any arbitrator or before or by any governmental body or other regulatory authority (i) that would adversely affect the Interests, (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the transactions contemplated hereby, or (iii) would delay the consummation of any of the transactions contemplated hereby. The Contributors are not subject to any judgment, decree, injunction, rule or order of any court relating to the Contributors’ participation in the transactions contemplated by this Agreement.

3.4    Interests. The Interests will be free and clear of all liens and encumbrances on the Closing Date and the Contributors have good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement. Upon delivery of the Assignment and Assumption Agreements to the Acquiror at Closing, good valid and merchantable title to the Interests, free and clear of all liens and encumbrances, will pass to the Acquiror.

3.5    Bankruptcy with Respect to Contributors. No Act of Bankruptcy has occurred with respect to the Contributors.

3.6    Brokerage Commission. The Contributors have not engaged the services of, nor are they or will they or Acquiror become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributors.

3.7	The LLC.

(a)    The LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite powers necessary to carry on its business as now conducted, to own, lease and operate its properties.

(b)    Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:

(i)    violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the LLC, under any of the terms, conditions, or provisions of, its certificate of organization, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the LLC is a party, or by which the LLC may be bound, or to which the LLC or its properties or assets may be subject; or

(ii)    violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the LLC or any of the LLC’s properties or assets.

(c)    Except for the Contributors, no party has any interest in the LLC or the right or option to acquire any interest in the LLC or the property or any portion thereof. The LLC has no subsidiaries and does not directly or indirectly own any securities of or interest in any other entity, including, without limitation, any partnership or joint venture.

3.8    Liabilities, Debts and Obligations. Except for the Continuing Liabilities, the LLC has no liability, debt or obligation.

3.9    Tax Matters with respect to LLC.

(a)    The LLC has filed all income tax information returns on IRS Form 1065 (including K-1s for each partner) and applicable state and local income tax forms required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns are required to be filed and where the failure to file such return or report would subject the LLC or its members to any material liability or penalty. All taxes (other than sale taxes, rental taxes or the equivalent and real property taxes) imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country or by any other taxing authority, which are due and payable by the LLC have been paid in full or adequately provided for by reserves shown in their records and books of account and in the LLC’s financial information. The LLC has not obtained or received any extension of time (beyond the Closing Date) for the assessment of deficiencies for any years or waived or extended the statute of limitations for the determination or collection of any tax. To the Contributors’ knowledge no unassessed tax deficiency is proposed or threatened against the LLC.

(b)    All taxes, rental taxes or the equivalent, and all interest and penalties due thereon, required to be paid or collected by the LLC in connection with the operation of the Property as of the Closing Date will have been collected and/or paid to the appropriate governmental authorities, as required or such amounts shall be pro-rated as of the Closing Date. The LLC shall file all necessary returns and petitions required to be filed through the Closing Date. The LLC shall prepare and file all federal and state income tax returns for the tax period ending on the Closing Date, which shall reflect the termination for tax purposes of the LLC. If requested by the Acquiror, the Contributors shall cause the LLC to make an election under Section 754 of the Code for the period ending on the Closing Date.

3.10    Contracts and Agreements. There is no loan agreement, guarantee, note, bond, indenture and other debt instrument, lease and other contract to which the LLC is a party or by which its assets are bound other than Permitted Title Encumbrances, the Leases, and the Operating Agreements.

3.11    No Special Taxes. The Contributors have no actual knowledge of, nor have they received any written notice of, any special taxes or assessments relating to the LLC or Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

3.12    Compliance with Existing Laws. The LLC possesses all Authorizations, each of which is valid and in full force and effect, and, to Contributors’ actual knowledge, no provision, condition or limitation of any of the Authorizations has been breached or violated. The LLC has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and the Contributors have no actual knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. The Contributors have no actual knowledge, nor have they received written notice within the past three years, of any existing violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

3.13    Operating Agreements. The LLC has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a material default under any of the Operating Agreements. The LLC shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall the LLC enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Acquiror or the Property after the date of Closing or (b) the Contributors have obtained the Acquiror’s prior written consent to such agreement or modification, which consent shall not be unreasonably withheld or delayed.

3.14    Warranties and Guaranties. The LLC shall not before Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Property or any part thereof, except with the prior written consent of the Acquiror, which consent shall not be unreasonably withheld or delayed. A complete list of all such warranties and guaranties in effect as of this date is attached hereto as Exhibit G.

3.15    Insurance. All of the LLC’s Insurance Policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the LLC on or before the due date therefore. The LLC shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the LLC’s Insurance Policies prior to the Closing Date unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The LLC shall name the Acquiror as an additional insured on each of the LLC’s Insurance Policies.

3.16    Condemnation Proceedings; Roadways. The LLC has received no written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof.

3.17    Litigation with respect to LLC. Except as set forth on Exhibit H there is no action, suit or proceeding pending or known to be threatened against or affecting the LLC or its property in any court, before any arbitrator or before or by any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which the LLC is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the LLC, (c) could materially and adversely affect the ability of the LLC to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, or (e) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

3.18    Financial Information. To the best of the Contributors’ knowledge except as otherwise disclosed in writing to the Acquiror prior to the closing, for each of the LLC’s accounting years, when a given year is taken as a whole, all of the LLC’s financial information previously delivered or to be delivered to the Acquiror is and shall be correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated, except such statements do not have footnotes or schedules that may otherwise be required by GAAP. If requested by the Acquiror, Contributors will forward promptly all four-week period ending financial information they receive from the LLC. Contributors’ financial information is prepared based on information provided by the LLC based on books and records maintained by the LLC in accordance with the LLC’s accounting system. LLC financial information provided to the Acquiror has been provided to the Acquiror without any changes or alteration thereto. To the best of Contributors’ knowledge, since the date of the last financial statement included in the LLC’s financial information, there has been no material adverse change in the financial condition or in the operations of the Property.

3.19    Organizational Documents. The LLC’s Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

3.20    Bankruptcy with respect to Partnership. No Act of Bankruptcy has occurred with respect to the LLC.

3.21    Bulk Sale Compliance. Contributors shall indemnify Acquiror against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

3.22    Leases. True, complete copy of the Lease is attached as Exhibit D hereto. The Lease is, and will at Closing be, in full force and effect and LLC, is not in default and will make good faith efforts not to be in default with respect thereto (with or without the giving of any notice and/or lapse of time).

3.23    Securities Law Matters. Contributors further represent and warrant that they have (i) received, reviewed, been given the opportunity to ask questions of representatives of the Operating Partnership and the REIT regarding, and understands the Acquiror’s Partnership Agreement, as amended, and each filing of the REIT under the Securities Act, and (ii) Contributors are "accredited investors" as defined under Regulation D promulgated under the Securities Act.

3.24    Tax Matters with Respect to Contributors. The Contributors represent and warrant that they (and each of their partners) have obtained from their own counsel advice regarding the tax consequences of (i) the transfer of the Interests to the Acquiror and the receipt of the limited partnership units of Hersha Hospitality Limited Partnership as consideration therefore, (ii) the Contributors’ admission as partners of the Acquiror, and (iii) any other transaction contemplated by this Agreement. The Contributors further represent and warrant that they have not relied on the Acquiror or the Acquiror’s representatives or counsel for such advice.

3.25    Noncontravention. The execution and delivery of, and the performance by the Contributors of their obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Contributors, or result in the creation of any lien or other encumbrance on any asset of the Contributors. There are no outstanding agreements (written or oral) pursuant to which the Contributors (or any predecessor to or representative of the Contributors) have agreed to contribute or have granted an option or right of first refusal to acquire the Property or any part thereof.

Each of the representations, warranties and covenants contained in this Article III and its various subparagraphs are intended for the benefit of the Acquiror and may be waived in whole or in part, by the Acquiror, but only by an instrument in writing signed by the Acquiror. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby for twenty-four (24) months, and no investigation, audit, inspection, review or the like conducted by or on behalf of the Acquiror shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Acquiror has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Acquiror to execute this Agreement and to close the transaction contemplated hereby and to issue the Units of HHLP to the Contributors. Acquiror acknowledges and agrees that, except for the representations and warranties expressly set forth herein, Acquiror is acquiring the Interests "AS-IS, WHERE-IS" with no representations or warranties by or from Contributors or any of its affiliates, express or implied, or any nature whatsoever.

ARTICLE IV
ACQUIROR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce the Contributors to enter into this Agreement and to transfer the Interests, the Acquiror hereby makes the following representations, warranties and covenants, upon each of which the Acquiror acknowledges and agrees that the Contributors are entitled to rely and have relied:

4.1    Organization and Power. The Acquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its businesses as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Acquiror hereunder.

4.2    Noncontravention. The execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Acquiror’s partnership agreements or any agreements, judgment, injunction, order, decree or other instrument binding upon the Acquiror or result in the creation of any lien or other encumbrance on any asset of the Acquiror.

4.3    Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquiror is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Acquiror, (c) could materially and adversely affect the ability of the Acquiror to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Units, any part thereof or any interest therein or (e) could adversely affect the Units, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

4.4    Bankruptcy. No Act of Bankruptcy has occurred with respect to the Acquiror.

4.5    No Brokers. The Acquiror has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

ARTICLE V
CONDITIONS AND ADDITIONAL COVENANTS

The Acquiror’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Contributors with the following covenants:

5.1    Contributors’ Deliveries. The Contributors shall have delivered to the Escrow Agent or the Acquiror, as the case may be, on or before the date of Closing, all of the documents and other information required of Contributors pursuant to Section 6.2.

5.2    Representations, Warranties and Covenants; Obligations of Contributors; Certificate. All of the Contributors’ representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of the LLC since the date hereof, the Contributors shall have performed all of their material covenants and other obligations under this Agreement and the Contributors shall have executed and delivered to the Acquiror at Closing a certificate to the foregoing effect.

5.3    Condition of Property. The Property and the Tangible Personal Property leased by the LLC shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear accepted. Prior to Closing, the Contributors shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Property and the Tangible Personal Property and the Contributors shall not have diminished the Inventory.

ARTICLE VI
CLOSING

6.1    Closing. Closing shall be held at a location that is mutually acceptable to the parties, on or before March 31, 2007.

6.2    Contributors’ Deliveries. At Closing, the Contributors shall deliver to Acquiror all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Contributors and shall be dated as of the date of Closing:

(a)    The certificate required by Section 5.2.

(b)    The Assignment and Assumption Agreements.

(c)    Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy with affirmative coverage over mechanics' and materialmen's liens.

(d)    True, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by the Contributors and relating to the Property, or any part thereof.

(e)    Certified copies of the LLC’s Organizational Documents.

(f)    Appropriate resolutions of the partners of the Partnership Contributors, together with all other necessary approvals and consents of the Contributors, authorizing (A) the execution on behalf of the Contributors of this Agreement and the documents to be executed and delivered by the Contributors prior to, at or otherwise in connection with Closing, and (B) the performance by the Contributors of their obligations hereunder and under such documents.

(g)    Such proof as the Acquiror may reasonably require with respect to Contributors’ compliance with the bulk sales laws or similar statutes.

(h)    A written instrument executed by the Contributors, conveying and transferring to the Acquiror all of the Contributors’ right, title and interest in any telephone numbers and facsimile numbers relating to the Property, and, if the Contributors maintains a post office box, conveying to the Acquiror all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

(i)    All books, records, operating reports, appraisal reports, files and other materials in the Contributors’ possession or control which are necessary in the Acquiror’s discretion to maintain continuity of operation of the Property.

(j)    An assignment of all warranties and guarantees from all contractors and subcontractors, manufacturers, and suppliers in effect with respect to the Improvements.

(k)    Such agreements, affidavits or other documents as may be required

(l)    Any other document or instrument reasonably requested by the Acquiror or required hereby.

6.3    Acquiror’s Deliveries. At Closing, HHLP shall issue or deliver to the Contributors the following:

(a)    The Units of HHLP described in ARTICLE II.

(b)    The Assignment and Assumption Agreements.

(c)    Any other document or instrument reasonably requested by the Contributors or required hereby.

6.4    Closing Costs. The Acquiror shall pay all legal fees and expenses. All filing fees for the recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall be paid by the Acquiror. The Contributors shall pay reasonable fees for the preparation of the documents to be delivered by the Contributors hereunder. Acquiror shall pay for the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments. The Acquiror shall pay all other costs, including all franchise license transfer fees, in carrying out the transactions contemplated hereunder.

ARTICLE VII
LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTORS;
TERMINATION RIGHTS

7.1    Liability of Acquiror. Except for any obligation expressly assumed or agreed to be assumed by the Acquiror hereunder and in the Assignment and Assumption Agreement, the Acquiror does not assume any obligation of the Contributors or any liability for claims arising out of any occurrence prior to Closing.

7.2    Indemnification by Contributors. The Contributors hereby indemnify and hold the Acquiror harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), subject to Section 8.11 that may at any time be incurred by the Acquiror, whether before or after Closing, as a result of any breach by the Contributors of any of their representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Contributors pursuant hereto.

7.3    Termination by Acquiror. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Acquiror to terminate this Agreement and its obligations hereunder, and the Contributors fail to cure any such matter within ten business days after notice thereof from the Acquiror, the Acquiror, at its option and as its sole remedy, shall elect either (a) to terminate this Agreement and all other rights and obligations of the Contributors and the Acquiror hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing.

7.4    Termination by Contributors. If, prior to Closing, the Acquiror defaults in performing any of its obligations under this Agreement (including its obligation to acquire the Interests), and the Acquiror fails to cure any such default within ten business days after notice thereof from the Contributors, then the Contributors’ sole remedy for such default shall be to terminate this Agreement.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1    Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

8.2    Assignments. The Acquiror may assign its rights hereunder to any affiliate of Acquiror without the consent of the Contributors. No such assignment shall relieve the Acquiror of any of its obligations and liabilities hereunder.

8.3    Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and bind the Acquiror and the Contributors and their respective party hereto.

8.4    Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

8.5    Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

8.6    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

8.7    Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.8    Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

8.9    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to the Contributors:

Phone:
Fax:

With a copy to:

Phone:
Fax:

If to the Acquiror:	Ashish R. Parikh
Hersha Hospitality Limited Partnership
44 Hersha Drive
Harrisburg, PA 17102
Phone: (717) 979-4217
Fax: (717) 412-5518

With a copy to:	Paul A. Lundberg, Esquire
Reilly, Wolfson, Sheffey, Schrum and Lundberg LLP
1601 Cornwall Road
Lebanon, PA 17042
Phone: (717) 273-3733
Fax: (717) 273-1535

Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

8.10    Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

8.11    Survival. All of the representations, warranties, covenants and agreements of the Contributors and the Acquiror made in, or pursuant to, this Agreement, including the confidentiality provision of Article 8.15 of this Agreement, shall survive for a period of twenty-four (24) months following Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

8.12    Further Assurances. The Contributors and the Acquiror each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

8.13    No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Contributors and Acquiror specifically established hereby.

8.14    Time of Essence. Time is of the essence with respect to every provision hereof.

8.15    Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, the Acquiror and the Contributors shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the Acquiror has elected to be a real estate investment trust ("REIT") and that the REIT has sold shares and may seek to sell additional shares to the general public and that in connection therewith, the Acquiror will have the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements, disclosure statements, and other papers, documents and instruments necessary or reasonably required in the Acquiror’s judgment and that of its attorneys and underwriters with respect to the REIT's shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement.

[SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the Contributors and the Acquiror have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

CONTRIBUTORS:

Shree Associates

By
Hasu P. Shah

Kunj Associates

By
Kiran P. Patel

Devi Associates

By
Bharat Mehta

Shanti III Associates

By
K.D. Patel

Trust FBO Jay H. Shah under The Hasu And Hersha Shah 2004 Trust dated August 18, 2004

By
Jay H. Shah

By
Jatin Desai

Trust FBO Neil H. Shah under The Hasu and Hersha Shah 2004 Trust Dated August 18, 2004

By
Neil H. Shah

By
Jatin Desai

David L. Desfor

ACQUIROR:

HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:	HERSHA HOSPITALITY TRUST, a Maryland business trust, its sole general partner

By:

Name:

Title: